Exhibit 99.1
                           THE QUIZNO'S CORPORATION

                          EMPLOYEE STOCK OPTION PLAN

                                   ARTICLE I

                                    Purpose

The purposes of this Employee Stock Option Plan (the "Plan") are to enable The Quizno's Corporation (the "Company") to (i) provide opportunities for certain persons, including directors, officers and key employees of the Company, as determined by the Committee, as defined below (the "Eligible Participants"), to acquire a proprietary interest in the Company, (ii) increase incentives for the Eligible Participants to contribute to the Company's performance and future success and (iii) attract and retain individuals with exceptional business, managerial and administrative talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

                                  ARTICLE II

                                 Plan Overview

The Plan provides for the grant of Incentive Stock Options, as defined below, and Stock Options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options"), as contemplated by Sections 421 and 422 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

                                  ARTICLE III

                                  Definitions

For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the following meanings:

"Adoption  Date"  shall  have  the  meaning  set  forth  in  Article  XIII.

"Board"  shall  mean  the  Board  of  Directors  of  the  Company.

"Committee" shall mean the Compensation Committee of the Board, or such other Committee of the Board as the Board shall designate from time to time, which other Committee shall consist of three or more directors appointed by the Board from time to time, each of whom is a Disinterested Person.

"Common Stock" shall mean the Common Stock, $.001 par value per share, of the Company.

"Disinterested Person" shall mean an administrator of this Plan who is not, at the time he exercises discretion in administering the Plan, eligible, and has not at any time within one year prior thereto been eligible, to be selected as an Eligible Participant of this Plan or any other plan of the Company entitling such participant a right to acquire stock, stock options or stock appreciation rights of the Company; provided, however, that Committee members may be eligible for grants or awards under this or another Plan of the Company which constitute "Formula Awards," as that term is defined in section 16b-3 of the Securities Exchange Act of 1934.

"Effective  Date"  shall  have  the  meaning  set  forth  in  Article  XIII.

"Eligible  Participant"  shall  have  the  meaning  set  forth  in Article VI.

"Exercise  Price"  shall  have  the  meaning  set  forth  in  Article  VII.

"Fair Market Value" of the Common Stock shall mean the value per share of the Company's Common Stock, determined without regard to any restriction other than a restriction which, by its terms, will never lapse, as determined through the good faith efforts of the Committee, consistent with applicable requirements of the Code.

"Incentive Stock Option" or "ISO" shall mean a stock option granted under this Plan which complies with all the terms and conditions for an Incentive Stock Option, as set forth in Section 422 of the Code.

"Nonqualified Stock Option" or IINQOII shall mean a stock option granted under this Plan which does not comply with one or more requirements for an Incentive Stock Option.

"Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option granted under this Plan.

"Option Shares" shall mean shares of the Company's Common Stock received by an optionee upon exercise of an option.

"Optionee" shall mean an Eligible Participant who has been granted one or more options.

"Reorganization"  shall  have  the  meaning  set  forth  in  Article  IX.

"Special  Exercise  Price"  shall  have  the meaning set forth in Article VII.

"Stock  Adjustment"  shall  have  the  meaning  set  forth  in  Article  VIII.

"Stock Option Agreement" shall mean the written agreement entered into by the Company and each Optionee evidencing the terms and conditions of an Option.

"Ten Percent Share Owner" shall mean an employee of the Company who owns, whether outright or by attribution under Section 424(d) of the Code, Common Stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company.

                                  ARTICLE IV

                                Administration

4.1     The Committee.  The Committee shall administer the Plan and shall have
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full  power  and  authority  to, in addition to other powers set forth herein, construe and interpret the Plan, establish any and all rules and regulations for the operation of the Plan, establish any and all rules and regulations for the operation of the Committee and the performance by the Committee of its purposes and functions, and perform all other acts, including the delegation of administrative responsibilities, that it deems reasonable and proper.

The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum of the Committee. All actions of the Committee shall be taken by a majority of its members. Any action of the Committee may be taken by a written instrument signed by a majority of the Committee's members, and any action so taken shall be as effective as if it had been taken by a vote of the Committee.

4.2     Powers of the Committee.  The Committee, without limitation and in its
        -----------------------
sole  discretion,  shall have full power and authority to, among other things:

(a)          determine  those  persons  who  are  Eligible  Participants;

(b) determine any conditions precedent and other applicable criteria in allocating and granting Options;

(c) determine the number and type of each Option and the number of shares of Common Stock covered by each option;

(d) determine the Exercise Price of each option (subject to the terms and conditions set forth in this Plan and in any Stock Option Agreement);

(e)          determine  the  grant  date  of  any  option;

(f) impose any vesting restrictions or other restrictions on exercise of an Option;

(g)          accelerate  the  exercise  or  vesting  date  of  an  option;

(h) impose cancellation, transfer, forfeiture and other repurchase restrictions and limitations on any option or Option Shares; and

(i) determine any and all other terms, provisions and/or conditions regarding the grant or exercise of an Option or the exchange, gift, transfer, pledge or other disposition of Options or Option Shares.

The terms and conditions of each Stock Option Agreement shall be determined solely in the discretion of the Committee, subject to the terms and conditions of this Plan. The terms and conditions of each option and the related Stock option Agreement may be different as among optionees and/or as among Options granted to the same optionee.

4.3     Corrective Measures.  The Committee may correct any defect, supply any
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omission  or  reconcile  any  inconsistency  in  the Plan, any Option or Stock
Option Agreement, in the manner and to the extent it shall deem necessary, including amendments hereto or thereto approved by not less than a majority of the Committee; provided, however, that any such Committee action shall be effective only if (i) any stockholder consent required by applicable provisions of the Code is obtained, and (ii) such action is otherwise consistent with the applicable provisions of the Code.

4.4       Decisions Final.  Any decision made or action taken by the Committee
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or  the  Board  arising  out  of  or in connection with the interpretation and administration of the Plan shall be final and conclusive and shall be binding upon all Optionees and their successors or assigns.

                                   ARTICLE V

                     Number of Shares Subject to the Plan

The aggregate number of shares of Common Stock available for grants of Options under this Plan shall be 320,000 shares, subject to adjustment in accordance with Article VIII of the Plan, and the aggregate number of shares of Common Stock for which options may be granted under this Plan shall not exceed such number. Such shares may be either authorized but unissued shares or treasury shares. If an Option or portion thereof shall expire or terminate for any reason without having been exercised, the unpurchased shares covered by such option shall be available for future grants of options; provided, however, that in no event shall the Committee have any obligation to make such shares available for the granting of other Options under the Plan.

                                  ARTICLE VI

                                  Eligibility

Consistent with this Plants purposes and the terms herein, options may be granted to persons, including directors, officers and key employees of the Company ("Eligible participants") at times and based on criteria the Committee, in its sole discretion, determines are appropriate.

                                  ARTICLE VII

                          Option Terms and conditions

All Options granted under this Plan shall be evidenced by a Stock Option Agreement in substantially the form attached hereto, or such other form as the Committee shall approve from time to time. The Stock Option Agreement shall be subject to the provisions of the Plan and such other provisions as the Committee may adopt, including the following provisions:

7.1      Exercise Price.  The exercise price per share for each Option granted
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under  this  Plan  shall be set forth in the Stock Option Agreement; provided, however, that the exercise price per share for any Option shall not be less than the Fair Market Value of a share of Common Stock on the date such option is granted (the "Exercise Price"). The Committee shall be authorized to grant Nonqualified Stock Options which shall have an exercise price per share which is below the Fair Market Value of a share of Common Stock on the date such Option is granted at the "Special Exercise Price").

7.2     Term of Option.  No Option shall be granted pursuant to the Plan after
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the  date  ten  (10)  years  after  the  earlier  of the Adoption Date and the
Effective Date. Options which are outstanding after such date will, however, remain in effect until such options are exercised or expire pursuant to their
terms.    An Option shall not be exercisable after the expiration of ten years from  the  date  such  option  is  granted.

7.3       Assignability of Option.  An Option shall be exercisable only by the
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Optionee,  his guardian or legal representative during his or her lifetime and shall not be assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution. Executors, administrators, heirs, successors and assigns of the optionee shall be bound by the terms of the Stock Option Agreement and this Plan.

7.4          Time  of  Exercise.  Each Option granted under this Plan shall be
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exercisable on the date or dates, and during the period, and for the number of shares specified in the Stock option Agreement. The Committee may establish vesting provisions applicable to an Option such that the option becomes fully exercisable, for example, in a series of cumulating portions. The Committee may, upon request, permit the accelerated exercise of any option, the exercise of all or a portion of which is !subject to vesting provisions. Also, exercise of an option shall be accelerated upon the occurrence of an event of acceleration as described in any applicable Stock Option Agreement or this Plan.

7.5     Exercise.  An Option or portion thereof shall be exercised by delivery
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of a written notice of exercise to the Secretary of the Company and payment of the full Exercise Price or the Special Exercise Price. Until the certificates for Option Shares represented by an exercised option are issued to an (Optinee, such Optionee shall have none of the rights of a stockholder. No Option Shares shall be delivered upon any exercise of an Option until the requirements of all applicable .laws, rules and regulations have, in the opinion of the Company's counsel, been satisfied. Under normal circumstances, certificates for Option Shares to be delivered upon exercise of an option shall be delivered within thirty (30) days following exercise of an option.

7.6        Payment.  The Exercise Price or the Special .Exercise Price payable
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upon  exercise  of  an  option  or  portion  -thereof  may  be  paid:

(a) in United States dollars in cash or by check, bank draft or money order,

(b) by delivery of shares of Common Stock with an aggregate value equal to the Exercise Price, or the Special Exercise Price,

(c) by delivery of options with an aggregate net value (i.e., the aggregate value of the Common Stock subject to such Options less the aggregate Exercise Price or the Special Exercise Price of such Options), or

(d)          by  a  combination  of  both  (a),  (b)  or  (c)  above.

If the optionee delivers shares of Common Stock or Options as payment of the Exercise Price or the Special Exercise price upon exercise of an Option, the Committee shall determine acceptable methods for tendering such shares or Options by the optionee, and may impose such limitations and prohibitions on the use of Common Stock or options for such purposes as it deems appropriate. Any Option tendered as payment of the Exercise ]?rice or the Special Exercise Price shall be canceled by the Company upon receipt.

7.7          Termination  of  Service.   Subject to the terms set forth in any
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employment  or  other  binding  agreement,  in the event an Optionee's Current
Position, as defined below, with the Company shall terminate (i) "for cause," as defined below, while holding one or more Options, that portion of each option which has not already been exercised shall expire coincident with the termination of the Optionee's Current Position, or (ii) for a reason other than "for cause," other than by reason of disability (Dr. death as discussed below, any options or portion thereof which are exercisable on the date of such termination shall be exercisable until a date three (3) months after such date of -termination or shall expire coincident with such three (3) month period, except to the extent the Committee shall determine otherwise. For purposes hereof, "Current Position" shall mean -the Optionee's position with the Company as an employee, director, officer or independent contractor. For purposes hereof ' "for cause" shall mean termination of an optionee's Current Position with the Company because of such Optionee's (i) misfeasance, waste of corporate assets, gross negligence or ,willful continued failure to substantially perform his reasonably ,assigned duties or (ii) engagement in dishonest or illegal ,conduct that is demonstrably injurious to the Company. Upon the termination of an Optionee's Current Position with the ,Company by reason of disability (within the meaning of Section 22(e)(3) of the Code)or death, the Option may be exercised within one (1) year after such termination.

For the purposes of this Plan, it shall not be considered a termination of a Current Position when an optionee is placed by the Company on military or sick leave or such other type of leave of absence that is deemed by the Committee to continue intact the employment relationship.

Notwithstanding anything in this Section VII. 7.7 to the contrary, the committee, in its sole discretion, may waive any restrictions, including applicable exercise periods.

7.8          Special  Rules  for  Incentive  Stock  Options.
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(a)     Employment Status.  An ISO must be granted for a reason connected with
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employment,  as  defined  in  the  Code,  by  the  Company  and  shall  not be exercisable unless the optionee was, at all times during the period beginning on the date of the grant of the option and ending on the date three (3) months (one year if the Optionee is disabled, within the meaning of Section 22(e)(3) of the Code) before the exercise of the Option, an employee of the Company, except that such employment requirement does not apply in the event of an Optionee's death as provided in Section 421(c)(1) of the Code. ISO's may not be granted to Company directors who are not also employees.

(b)     Ten Percent Stockholder.  No ISO shall be granted under this Plan to a
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Ten  Percent  Share  Owner unless (a) such ISO is granted at an Exercise Price equal to not less than 110% of Fair Market Value of the Common Stock on the date of grant, and (b) such ISO expires on a date not later than five years from the date of grant.

(c)          Aggregate  Value  of  Options.    The aggregate Fair Market Value
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(determined  at  the  time the ISO is granted) of ISO's granted by the Company
        -
(under this and all other Plans) to an optionee which are exercisable for the first time by such optionee in any single calendar year shall not exceed $100,000.

(d)     Notification of Disqualifying Dispositions.  Any Optionee who disposes
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of Option Shares acquired pursuant to the exercise of an ISO during the period within two years from the date such option is granted or within one year after the transfer of the Option Shares to such Optionee pursuant to the ISO's exercise (the "ISO Nontransfer Periods") shall notify the Company of such disposition and of the amount realized upon such disposition.

                                 ARTICLE VIII

                                  Adjustments

In the event of a stock dividend, stock split or other subdivision, consolidation, reorganization or similar change in the outstanding shares of Common Stock or capital structure of the Company (collectively, a "Stock Adjustment"), the following shall occur under the Plan: (i) the number of shares of Common Stock reserved or otherwise available under Article V for options, and subject to outstanding options, shall be adjusted proportionately (and automatically reduced by any fraction resulting from such adjustment); and (ii) the Exercise Price per share of outstanding Options shall be adjusted so that the aggregate Exercise Price payable pursuant to each outstanding Option after the Stock Adjustment shall equal the aggregate amount so payable prior to the Stock Adjustment. In the event of any dispute concerning such adjustment, the decision of the Committee shall be conclusive. If a Stock Adjustment is made, the Committee shall notify all optionees of such adjustment within thirty (30) days of making such an adjustment, which notification shall state the adjusted number of shares of Common Stock for which a particular option is exercisable.

                                  ARTICLE IX

              Corporate Reorganization or Initial Public Offering

9.1        Merger, Consolidation or Change of Control.  In connection with any
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merger,  consolidation, change in control or similar reorganization, excluding an initial public offering ("Reorganization"), the Committee may in its discretion:

(a) Negotiate a binding agreement whereby any acquiring or successor corporation will assume each option then outstanding or substitute an equivalent option meeting the requirements of Section 424(a) of the Code for each Option outstanding;

(b)          Accelerate  any  applicable  vesting  provisions;  or

(c) Authorize cash payments to optionees equal to the difference between the aggregate Exercise Price of each

Option then outstanding irrespective of the option's current exercisability, and, (i) if the Common Stock is not publicly traded, the Fair Market Value of the shares covered by such Option or (ii) if the Common Stock is publicly traded, the average of the daily Closing Price, as defined below, per share of Common Stock for the ten (10) consecutive trading days commencing fifteen (15) trading days before such date. For purposes hereof, "Closing Price" shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asking price, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or, (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price, or in the case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the Automatic Quotation System of NASDAQ or a similar service if NASDAQ is no longer reporting such information. Any cash payment which the Company may be required to make pursuant to such Committee authorization shall be made within sixty days following such authorization and fully discharge any and all obligation the Company may have in connection with the Options.

Notwithstanding the forgoing, the Committee shall have no obligation to take any action with respect to any option in connection with a Reorganization.

9.2        Initial Public offering.  Notwithstanding the registration with the
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Securities  and Exchange Commission of any Common Stock pursuant to a plan for the  initial public offering of Common Stock (the IIIPO Plan"), the applicable
vesting  schedule  shall  continue  to  apply  to  all  Options.    Upon  the
registration of any Common Stock, and notwithstanding anything herein to the contrary, the Optionee must comply with all securities laws which apply to such optionees and any stock received upon exercise of any Options.

                                   ARTICLE X

                        Securities and Other Regulation

10.1      Applicable Law.  The obligation of the Company to issue Common Stock
          --------------
upon the exercise of options shall be subject to all applicable laws, regulations, rules and orders which shall then be in effect and required by governmental entities and the stock exchanges on which the Common Stock may then be traded.

10.2      Disclosures and Certificate Legend.  Any person exercising an option
          ----------------------------------
shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Option shares in compliance with the provisions of the Securities Act of 1933 and any applicable state securities laws or any comparable laws. If appropriate under applicable law, the Company may legend the stock certificates evidencing the shares in a manner that is the same or similar to that which follows: "The securities evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of the Company and its legal counsel, such sale, transfer, or assignment will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws."

Nothing contained herein shall be deemed to require the Company to file any registration statement under the securities Act of 1933 or other applicable securities laws with respect to any options or Option Shares.

                                  ARTICLE XI

                       Amendment and Termination of Plan

11.1     Amendment or Termination.  The Board, without further approval of the
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stockholders  of  the Company, except as otherwise provided herein, may at any time and from time to time suspend or terminate the Plan in whole or in part, or amend the Plan in such respects as the Board may deem appropriate and in the best interests of the Company; provided, however, that no such amendment shall be made more than once every six months, other than to comport with changes in the Code, or without approval of a majority of the stockholders entitled to vote thereon which would:

(a) change the class of persons from which Eligible Participants are selected;

(b) increase the total number of shares of Common Stock which may be issued pursuant to Options, except as provided in Article VIII;

(c)          reduce  the  Exercise  Price;

(d)          extend  the  period  for  granting  options;  or

(e)          otherwise materially increase the benefits accruing to Optionees.

11.2       No Impairment.  No amendment, suspension or termination of the Plan
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shall,  without  the  Optionee's  written  consent, alter or impair any of the rights or obligations under any Option therefore granted to such optionee under this Plan.

11.3      Conforming Amendments.  The Board may amend the Plan, subject to the
          ---------------------
limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments, if any, to the Code.

                                  ARTICLE XII

                           Miscellaneous Provisions

12.1         Right to Continued Employment.  No person shall have any claim or
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right to be granted an Option, and the grant of options shall not be construed as giving an Optionee the right to be retained in the employ of, or retain any other relationship with, the Company. Further, the Company expressly reserves the right at any time to dismiss an optionee with or without cause, free from any liability or claim under the Plan, except as provided herein or in another binding agreement.

12.2         Rights as Stockholders.  Optionees and their heirs, successors or
             ----------------------
assigns shall not have any rights with respect to any shares of Common Stock subject to an Option until the date of the issuance of stock certificates for such Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or other rights distributed with respect to the Common Stock for which the record date is prior to the date such stock certificate is issued, except as provided in
Article  VIII.

12.3          Non-Transferability.   Except by will or the laws of descent and
              -------------------
distribution, or as otherwise provided herein, no right or interest in any option granted under the Plan shall be assignable or transferable, and no right or interest of any Optionee shall be subject to attachment or garnishment proceedings.

12.4        Withholding Taxes.  To cover applicable withholding for income and
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employment  taxes  in  the  event  of  the  exercise  of  an  NQO  or  upon  a disqualifying disposition during the ISO Nontransfer Periods, or at such other times as it may be necessary, the Company shall withhold shares of Common Stock otherwise to be received by the optionee equal in value to the federal and state withholding taxes due upon said exercise. The withholding by the Company for such tax liability shall be mandatory; provided, however, the payment of such liability by the Company on behalf of the optionee does not cause the Company to be in violation of any loan covenant or other agreement or law to which it may be subject. In such event, the Optionee must satisfy such liability in cash upon the request of the Company and comply with all applicable securities laws.

12.5     Plan Expenses.  Any expenses of administering the Plan shall be borne
         -------------
by  the  Company.

12.6        Use of Exercise Proceeds.  The Payment received from optionee from
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the  exercise  of  options shall be used for the general corporate purposes of the  Company.

12.7        No Liability of Committee Members and Indemnification Thereof.  No
            -------------------------------------------------------------
member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost and expense, including legal fees and costs, or liability, including any sum paid in settlement of a claim with the approval of the Board, arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith, provided that within fifteen (15) business days after the institution of any such action, suit or proceeding by service of process on the Committee member, such member shall give the Company written notice thereof and an opportunity, at the Company's expense, to undertake to defend the same before such Committee member undertakes such defense on his own behalf, and provided that the Committee member cooperates with the Company in such defense and takes no actions (including inaction) which would materially prejudice the Company. The foregoing right to indemnification shall be in addition to such other rights as the Committee member or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member or other person may be entitled pursuant to the articles or bylaws of the Company.

12.8       Severability.  In the event any provision of the Plan shall be held
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to  be  illegal,  invalid  or  unenforceable  for  any reason, the illegality, invalidity or unenforceability of such provision shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

                                 ARTICLE XIII

        Board of Director Adoption and Stockholder Approval of the Plan

This Plan was adopted by the Board on November 30, 1993 (the "Adoption Date") and shall be approved by the Company's stockholders at the first stockholders' meeting following such date which shall be within twelve (12) months of the Adoption Date. The Plan shall be effective as of December 1, 1993 (the "Effective Date"). Stockholder approval shall comply with all applicable provisions of the Company's charter, bylaws, and applicable state law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options. In the event stockholder approval is not obtained within the requisite period, the Plan shall have no force or effect.